                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

                        Date of Report: November 1, 1999

                        IMAGYN MEDICAL TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)

                                    DELAWARE

                 (State or other jurisdiction of incorporation)

                1-111150                               98-0122944
               (Commission                            (IRS Employer
              file number)                       Identification Number)

                            1 PARK PLAZA, SUITE 1100
                            IRVINE, CALIFORNIA 92614

               (Address of principal executive offices) (zip code)

                                 (949) 809-0800
              (Registrant's telephone number, including area code)

ITEM 5. OTHER EVENTS.

                As previously reported, the Registrant and its subsidiaries on May 18, 1999 filed a voluntary petition for reorganization under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (Case No. 99-1019(PJW)). Since that date, the Registrant has continued managing its affairs as "debtor-in-possession" as defined in the Bankruptcy Code.

                On October 18, 1999, the United States Bankruptcy Court for the District of Delaware issued an order confirming the Debtor's Joint Amended Plan of Reorganization (the "Plan") dated September 10, 1999, as modified on October 18, 1999.

                The Registrant anticipates that the confirmed Plan will be effective November 1, 1999. In connection with the effective date, trading in the Registrant's Common Stock will cease and the Registrant will file to deregister its securities and terminate its reporting obligations under the Securities Exchange Act of 1934.

                The report of the Registrant covering the period ended September 30, 1999 filed with the Office of the United States Trustee - Region 3, is included as an exhibit to this report. The due date for the filing of the report with U.S. Trustee was October 29, 1999.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (c)     Exhibits

                99.1    Monthly operating report to U.S. Trustee for September
                        1999.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Imagyn Medical Technologies, Inc.

Date:  November 1, 1999                 By /s/ Michael A. Montevideo
                                           -------------------------------------
                                           Michael A. Montevideo
                                           Senior Vice President and
                                           Chief Financial Officer